Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF MICHIGAN

SOUTHERN DIVISION

RAYMOND CAHNMAN, derivatively on behalf of STERLING BANCORP, INC.,

Plaintiff,

v.

BARRY ALLEN, PEGGY DAITCH, SETH MELTZER, SANDRA J. SELIGMAN, PETER SINATRA, RACHEL TRONSTEIN STEWART, and LYLE WOLBERG,

Defendants,

and

STERLING BANCORP, INC.,

Nominal Defendant.

Case No. 2:22-cv-10124 NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF STERLING BANCORP, INC. (“STERLING” OR THE “COMPANY”) AS OF JANUARY 20, 2022 (THE “RECORD DATE”) AND ALL WHO WILL BE CURRENT OWNERS OF STERLING COMMON STOCK AS OF SEPTEMBER 29, 2022

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD STERLING COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Eastern District of Michigan (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated January 20, 2022 (“Stipulation”).1 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation together with the Exhibits annexed thereto may be found on Sterling’s website at the Investor Relations page at https://investors.sterlingbank.com/.

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the action styled Cahnman v. Allen, et al., Case No: 2:22-cv-10124 (the “Action”). Plaintiff Raymond Cahnman (“Plaintiff”) (on behalf of himself and derivatively on behalf of Sterling); individual defendants Barry Allen, Peggy Daitch, Seth Meltzer, Sandra J. Seligman, Peter Sinatra, Rachel Tronstein Stewart, and Lyle Wolberg (the “Individual Defendants”); and Nominal Defendant Sterling (“Sterling” or “Company,” and, together with Plaintiff and Individual Defendants, the “Settling Parties” or “Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

On September 29, 2022, at 2:30 p.m. EST, the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate and should be finally approved; (ii) whether the Fee and Expense Award to Plaintiff’s Counsel is fair, reasonable, and adequate; (iii) whether a final judgment should be entered and the Action dismissed with prejudice pursuant to the Stipulation; and (iv) such other matters as may be necessary and proper under the circumstances.

II.	STERLING DERIVATIVE LITIGATION

On February 26, 2020, Oklahoma Police Pension and Retirement System filed in this Court a securities class action lawsuit against Sterling and certain of its officers, captioned Oklahoma Police Pension and Retirement System v. Sterling Bancorp, Inc., et al., Case No. 5:20-cv-10490-JEL-EAS (the “Securities Class Action”).

On July 28, 2020, Plaintiff served the Cahnman Demand Letter on the Board of Directors of Sterling (the “Board”) demanding that the Board pursue litigation against various individuals based on the same or substantially similar facts as alleged in the Securities Class Action.

On September 22, 2020, in accordance with Michigan law, MCL § 450.1495(2)(b), the Board appointed a committee (the “Demand Review Committee”), comprised of three independent directors who joined the Board after the events at issue began to be disclosed, to investigate the matters raised in the Cahnman Demand Letter and determine whether proceeding with the corporate causes of action described in the letter was in the best interests of the Company.

On October 5, 2020, the Demand Review Committee, through its counsel, acknowledged receipt of the Demand and sought Plaintiff’s agreement to extend the 90-day response period under MCL § 450.1493a to allow the Demand Review Committee time to complete its work.

The Demand Review Committee and its outside, independent counsel, DLA Piper LLP (US), reviewed investigative work concerning the Advantage Loan Program and the misconduct that is the focus of the Cahnman Demand Letter by: (i) the boards of directors of the Company and the Bank; (ii) a committee of the Bank’s board formed in January 2020 that is known as the Independent Director Review Committee (the “IDRC”); (iii) the law firm Arnold & Porter Kaye Scholer LLP; and (iv) others ultimately reporting to the boards of directors. All of the members of the Demand Review Committee also are members of the IDRC.

In early 2021, criminal information statements and plea agreements were filed, including in this Court, against certain former Sterling loan officers.

On February 1, 2021, prior to adjudication of a motion to dismiss, the Company announced that it had reached an agreement in principle to settle the Securities Class Action.

On February 11, 2021, Plaintiff sent the Board a settlement demand letter exploring a potential settlement of the Demand.

On April 5, 2021, the Demand Review Committee contacted counsel for Plaintiff to initiate negotiations of a potential settlement.

The Parties conducted negotiations over the course of several months and, on October 19, 2021, executed a term sheet documenting the principal terms of the Parties’ agreement to settle the claims described in the Demand (the “Term Sheet”).

Between October 20 and November 18, 2021, Plaintiff’s Counsel conducted confirmatory discovery to confirm the fairness, adequacy and reasonableness of the settlement terms. Among other things, Plaintiff’s Counsel reviewed Sterling’s public filings, as well as several hundred pages of non-public documents produced by Sterling, received a presentation from counsel for the Demand Review Committee of the actions taken by the Demand Review Committee to investigate and evaluate the allegations and claims raised in the Cahnman Demand Letter, and on November 18, 2021, conducted an interview of Sterling’s Chairman, Chief Executive Officer (“CEO”) and President Thomas M. O’Brien.

On January 20, 2022, Plaintiff filed a verified shareholder derivative complaint on behalf of the Company against the Individual Defendants in the Court, asserting claims for breach of fiduciary duties.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which, together with the Exhibits annexed thereto, has been filed with the Court and is available at a link on Sterling’s website at the Investor Relations page at https://investors.sterlingbank.com/.

In connection with the Settlement, Sterling, through its Board, agrees, consistent with its duties and weighing the associated costs and burdens, including the impact, if any, on ongoing government investigations, to continue to pursue recoupment of compensation paid to a certain former employee and continues to evaluate pursuing similar claims with respect to others to the extent consistent with actions taken by the DOJ.

The Sterling Board and the IDRC continue to evaluate possible claims by the Company or the Bank against various individuals or the refusal to advance defense costs to any such individuals relating to the matters raised in the Cahnman Demand Letter, taking into account relevant factors, including the potential net recovery from such litigation, any need to coordinate timing due to ongoing government investigations, the expense and potential disruption that would be associated with such actions, and other factors.

Additionally, Sterling’s Board of Directors shall adopt and maintain the corporate governance measures described below.

Sterling acknowledges and agrees that the corporate governance policies set forth below, the recoupment of compensation, and the refusal to advance costs confer substantial benefits upon Sterling and its stockholders. Sterling also acknowledges that the commencement, prosecution, and settlement of the Action contributed to the Board’s decision to adopt, implement, and maintain the corporate governance policies set forth below.

IV.	CORPORATE GOVERNANCE POLICIES

Board Composition

•	The Company has adopted resolutions in accordance with its bylaws to set the number of directors that shall constitute the whole Board of Directors at nine (9) and will amend its bylaws to require the same.

•	The Company agrees that enhanced Board independence is a worthy goal. Achieving any targeted level of independence is made more difficult given: (i) the limited size of the Board; (ii) the time-consuming requirement for applicable regulatory vetting and approval of all director candidates; and (iii) the difficulty in recruiting director candidates to both a Board and a Company of this size and with a controlling stockholder.

•	The Company has achieved its goal of six (6) independent directors and shall use its best efforts to ensure a Board composed of no fewer than six (6) independent directors, within the meaning of independent used in the NASDAQ listing standards.

•	The Company has appointed three (3) additional independent directors since July 28, 2020. Separately, two (2) independent directors and one (1) non-independent director left the Board during that time. The Company acknowledges that Mr. Cahnman’s Demand was a substantial factor in the appointment of the three (3) new independent directors.

•	The Board will adopt the following independence enhancements:

o	If the Chairman is not an “independent” director, then the independent members of the Board shall select one (1) independent director to serve as the Lead Independent Director, who shall act as liaison with the Chairman and shall:

■	Work directly with the Chairman and appropriate members of Company senior management to ensure the preparation of meeting agendas, materials and schedules, and seek input from all directors as to the preparation of the agendas for Board and committee meetings; and

■	Assess and advise the Board as to the quantity and timeliness of the information provided to the Board by Company management to assist the Board in performing its oversight duties.

o	The Board shall revise the Company’s corporate governance guidelines to define an independent director as someone who:

■	has not been employed by the Company or by any of its subsidiaries or affiliates in any capacity within the last three (3) calendar years;

■	has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, at the level at which the SEC requires disclosure as a result of service as, or being affiliated with, an entity that serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer, supplier, or partner of the Company;

■	has no personal service contracts with the Company or any member of the Company’s senior management;

■	during the current calendar year or any of the three (3) immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director;

■	is not a member of the Seligman family;

■	during the current calendar year or any of the three (3) immediately preceding calendar years has not been employed in their personal or professional capacity by the Seligman family or any company or not-for-profit entity affiliated with the Seligman family; and

■	is not a member of the immediate family of any person who fails to satisfy the qualifications described above.

•	Board members shall participate in appropriate training programs, including the OCC director training program and all components of the Company’s general training program applicable to directors.

•	The Company has, since July 2020, added one (1) woman and one (1) Asian-American to the Board of Directors and will continue to use its best efforts, when there are vacancies, to consider women candidates as well as those from underrepresented groups.

•	Subject to a duly adopted amendment to the Second Amended and Restated Articles of Incorporation of the Company, the Company will amend its bylaws to require the annual election of its directors, effective in 2022, ending the staggered Board terms; provided, however, any director who elects to serve out their term shall not be precluded from doing so.

Audit Committee

•	At least one (1) member of the Audit Committee shall qualify as an “audit committee financial expert,” as defined under 17 C.F.R. §229.407(d)(5).

•	The Audit Committee member designated as the “audit committee financial expert” may not serve in such a role for more than one other publicly held company.

•	No Audit Committee member shall serve on the audit committee of more than three (3) other publicly held companies.

•	The Chief Financial Officer (“CFO”), the Controller, and the Head of Internal Audit will report to the Audit Committee on such matters as the Audit Committee shall direct, including all accounting, auditing, and public disclosure matters.

•	The Audit Committee shall review with the Controller and/or CFO any consolidated annual or interim financial statements for the Company, including, but not limited to, those included in any Form 10-Q and Form 10-K issued by the Company.

•	The Audit Committee shall meet no less than five (5) times annually, including meetings prior to the commencement of the annual audit and prior to completion of the annual audit.

•	The Audit Committee shall meet at least four (4) times annually in executive session at which management is not present.

•	The Audit Committee shall review the Company’s periodic public reports to ensure proper disclosure of risks.

Disclosure Committee

•	The Company has established a management level Disclosure Committee consisting of no fewer than the CEO, CFO, Controller, General Counsel, and Chief Risk Officer (“CRO”).

•	The Disclosure Committee shall be responsible for reviewing the Company’s periodic public reports on Forms 10-Q and 10-K, proxy statements, and earnings press releases to ensure proper disclosure in accordance with applicable law.

•	The Disclosure Committee shall report to the Audit Committee through the CFO, General Counsel, or Controller.

•	The Disclosure Committee shall adopt a written charter that describes the Disclosure Committee’s duties and responsibilities including that the Disclosure Committee shall observe typical committee formalities, including the maintenance of written minutes for every meeting.

•	The Disclosure Committee shall meet at least four (4) times annually.

•	Within six (6) months of final approval of the settlement or by the time of the filing of the next Annual Report or Form 10-K following such final approval, whichever is later, the Disclosure Committee shall, with the assistance of the General Counsel, review Sterling’s disclosure controls and procedures and implement changes as practicable.

•	The Disclosure Committee shall conduct an annual review of the effectiveness of Sterling’s disclosure controls and procedures and shall implement changes to Sterling’s policies and internal controls as necessary.

Risk Committee

•	The Company will amend its bylaws to reflect the establishment of the Board level Risk Committee, separate and apart from the existing Audit Committee, which consists of three (3) members, each of whom shall be an independent director.

•	The Risk and Audit Committees may not have more than two (2) overlapping directors.

•	The Risk Committee shall adopt a written charter that describes the Risk Committee’s duties and responsibilities, which shall be commensurate with regulatory expectations of a community bank with the corresponding size and complexity. The Risk Committee charter shall be publicly available on Sterling’s website.

•	The Risk Committee shall meet no fewer than four (4) times annually. At least two (2) meetings shall include executive sessions, without any members of management present.

•	The Risk Committee shall be responsible for ensuring the development of and for the oversight of the Company’s risk management framework.

•	The Risk Committee shall be responsible for overseeing the development of appropriate risk capacity, risk appetite, and risk tolerances; ensure appropriate review and approval of the policies designed to ensure risks are properly identified, controlled, quantified, and within the Bank’s risk appetite and risk tolerances, including material risks relating to Sterling’s compliance with all applicable laws and regulations. To ensure that the Risk Committee is sufficiently informed to effectively fulfill these responsibilities, the Risk Committee shall receive and review quarterly reports from the CRO and other members of management as may be appropriate.

•	The Risk Committee shall keep the Board apprised of its activities and shall directly advise the Board in detail of any material findings. The Risk Committee shall make a written report to the Board summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year.

Ethics and Compliance Committee

•	The Company has established an Ethics and Compliance Committee, which has already met.

•	The Ethics and Compliance Committee, with the assistance of the Nominating and Corporate Governance Committee, shall be responsible for monitoring compliance with Sterling’s Code of Business Conduct and Corporate Governance Guidelines. If a violation of those guidelines is sufficiently material, the Ethics and Compliance Committee will report the violation to the full Board.

•	The Ethics and Compliance Committee shall report to the full Board on an annual basis regarding the CEO’s and CFO’s contributions to Sterling’s culture of ethics and compliance and their effectiveness and dedication to ensuring Sterling’s compliance with applicable laws, rules, and regulations.

•	The Ethics and Compliance Committee shall report compliance issues that may have significant financial implications to the Board.

•	The Ethics and Compliance Committee shall conduct, with the assistance of the Chief Compliance Officer (“CCO”), an annual review of the effectiveness of Sterling’s controls over Sterling’s aforesaid compliance, and shall oversee changes to Sterling’s policies and controls as necessary.

Chief Risk Officer

•	The Company has established the role of a CRO, who shall report directly to the CEO and whose responsibilities and duties include:

o	Working with senior management to evaluate and define the goals of Sterling Bank’s regulatory compliance program in light of applicable regulations to which Sterling Bank’s operations are subject.

o	Managing and overseeing Sterling Bank’s regulatory compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the Risk Committee regarding the process for meeting program goals.

o	Overseeing and implementing all compliance testing in consultation with the CCO.

o	Advising the Risk Committee, in which capacity the CRO shall: (i) be primarily responsible for assessing organizational regulatory risk for noncompliance with applicable laws and regulations; (ii) regularly report material risks relating to regulatory compliance to the Risk Committee and promptly report any material adverse change in a previously identified risk; and (iii) make recommendations for further evaluation and/or remedial action of any material non-compliance with law or Company policy with deadlines established by the Risk Committee.

o	Preparing quarterly reports to the Risk Committee evaluating regulatory compliance, and where necessary recommending remedial action.

Chief Compliance Officer

•	The Company has established the role of a CCO, who currently reports to the CRO and will report to the Risk Committee and whose responsibilities and duties include:

o	Working with the CRO and other members of senior management to evaluate and define the goals of Sterling’s regulatory compliance program in light of applicable regulations to which Sterling Bank’s operations are subject;

o	Working with the General Counsel and the CRO to identify all legal and regulatory changes affecting the banking operations and assisting the CRO in preparing and recommending new policies and procedures and modifying or adding new training programs to help ensure Sterling Bank’s compliance; and

o	Working with the CRO to implement and oversee compliance testing.

Compensation Practices

•	The Company continues to develop and recommend changes to its compensation practices to align with industry standards and will engage in an annual compensation review.

•	The Company has implemented a general clawback policy and a separate clawback policy for California-based employees, consistent with California law.

•	The Company has adopted, and shareholders have approved, the 2020 Omnibus Equity Incentive Plan to essentially replace the 2017 Omnibus Equity Incentive Plan. Directors will be granted a specific amount of restricted stock annually, subject to a specified vesting schedule. The Board is prohibited from granting the directors any additional stock or other awards under this plan.

•	Directors will be paid fixed annual retainers and will no longer be paid on a per-meeting fee basis.

•	Under each of the 2020 Omnibus Equity Incentive Plan and the 2017 Omnibus Equity Incentive Plan, all stock options expire no later than three (3) months after separation from the Company except in the case of death or disability.

•	The Company has approved a new severance plan, subject to receipt of applicable regulatory approval, for all employees other than those who may be covered by a plan or agreement that provides for similar types of severance payments. The severance plan provides severance protection based on years of service in the case of certain terminations of employment by the Company (other than for cause) in connection with a “restructuring.”

•	The Company has amended its 401(k) plan to increase the matching contribution and provide for immediate vesting as a “safe harbor” 401(k) plan, as well as to provide for all matching contributions in the Company’s stock.

Training in Regulatory Risk Assessment and Compliance

•	The Company has created a rigorous training and compliance program, which is being implemented and supervised by the CRO and CCO.

•	Training is mandatory for all directors, officers, and employees.

•	In addition to the Company-sponsored training, specified employees shall complete the applicable OCC training each year.

•	Training shall include function-specific coverage of applicable banking laws and regulations, standard operating procedures, and compliance, as well as standards of business conduct, insider trading policies, and any and all manuals or policies concerning legal or ethical standards of conduct to be observed in connection with work performed for the Company.

•	Training shall be either in person or conducted via interactive, online training. Upon completion of training, the person receiving the training shall provide a written certification as to their receipt and understanding of the obligations that were the subject of the training. Each written certification shall be appropriately maintained for a period of not less than three (3) years.

Whistleblower Policy

•	The Company will require enhancement of the existing Whistleblower Policy to notify employees, independent contractors, and vendors of the Company of the following:

o	Retaliation against whistleblowers will not be tolerated and anyone who engages in such retaliation may be subject to civil and criminal penalties.

•	The Company’s Whistleblower Policy shall contain a statement that it is illegal and against the Company’s policy to discharge, demote, suspend, threaten, intimidate, harass, or in any way discriminate against whistleblowers.

•	In addition to submission of complaints to the Whistleblower Hotline, complaints may be submitted directly to the Company’s General Counsel, CRO, CCO, the Head of Internal Audit, Audit Committee, or Risk Committee at the option of the whistleblower, and all such complaints will be handled anonymously and in confidence.

•	Each employee has the right to report concerns directly to applicable regulatory agencies, including but not limited to the SEC, DOJ, and OCC, and if one were to do so, that individual will be protected by the terms of the Company’s Whistleblower Policy as if the report were made directly to the Company or its permitted representatives as set forth in the preceding bullet under the Whistleblower Policy, so long as the Company is made aware of the complaint.

•	A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing by the General Counsel and maintained for a period of not less than three (3) years.

•	The Company shall post information regarding its Whistleblower Hotline on its Intranet site and will annually remind employees of the Whistleblower Policy and whistleblower protections through the Intranet.

Management Assessment of Internal Controls

•	The Company’s management shall annually assess the adequacy of the Company’s internal controls and shall report in the Company’s Annual Report on Form 10-K any identified material weaknesses in accordance with applicable SEC requirements.

V.	RELEASES

The Stipulation provides that the following releases and bar are triggered on entry of the Final Judgment (as defined therein):

a)        Plaintiff, for itself and derivatively on behalf of Sterling, shall, and by operation of the Final Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Parties, or any of them, and shall permanently be enjoined from asserting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claim, whether directly, representatively, derivatively, or in any other capacity, against any of the Released Parties. The release shall not in any way impair or restrict the rights of any Party to enforce the terms of the Settlement, nor shall the release bar, preclude, release, or otherwise limit Sterling’s right to pursue any claim, right, or cause of action against any person who is not a Released Party, including without limitation any current or former officer, director, employee, or shareholder of Sterling or the Bank who is not a Released Party; and

b)        the Released Parties shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, or in connection with, the institution, prosecution, assertion, settlement, or resolution of the Action or the Demand. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.

VI.	PLAINTIFF’S COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, Plaintiff’s Counsel and counsel for the Demand Review Committee conducted separate negotiations regarding the attorneys’ fees and expenses to be paid by Sterling’s insurers to Plaintiff’s Counsel (the “Fee and Expense Award”). In light of the substantial benefits conferred upon Sterling by Plaintiff’s Counsel’s efforts, the Company and Plaintiff’s Counsel have agreed that Sterling’s insurers shall pay to Plaintiff’s Counsel $650,000 in attorneys’ fees and expenses, subject to Court approval. To date, Plaintiff’s Counsel have not received any payments for their efforts on behalf of Sterling stockholders. The Fee and Expense Award will fully compensate Plaintiff’s Counsel for the results achieved in the litigation.

VII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Action, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiff’s Counsel believe that the Settlement is in the best interests of the Settling Parties and Sterling’s stockholders.

A.	Why Did the Individual Defendants Agree to Settle?

The Individual Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiff in the Action. The Individual Defendants have expressly denied and continue to deny all allegations of wrongdoing by, or liability against, them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Sterling or its stockholders, or that Plaintiff, Sterling, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Action or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Sterling and its stockholders.

Nonetheless, the Individual Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action, or other shareholder derivative action(s), and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Action; (b) put to rest those claims and the underlying Action; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Action. Therefore, the Individual Defendants have determined that it is desirable and beneficial that the Action, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits annexed thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Plaintiff Agree to Settle?

Plaintiff and Plaintiff’s Counsel believe that the claims asserted in the Action have merit. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial(s) and potential appeal(s). Plaintiff and Plaintiff’s Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, or other shareholder derivative action(s), as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff’s Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action, that could be asserted in any shareholder derivative action(s). Based on their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Sterling and its stockholders.

VIII.	SETTLEMENT HEARING

On September 29, 2022, at 2:30 p.m., the Court will hold the Settlement Hearing at the United States District Court for the Eastern District of Michigan, Federal Building, 200 East Liberty Street, Ann Arbor, Michigan 48104. At the Settlement Hearing, the Court will consider whether: (1) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (2) the negotiated attorneys’ fees and expense award to Plaintiff’s Counsel is fair, reasonable, and adequate; and (3) the Action should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Action, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Action or the Settlement (aside from an action to enforce the Settlement).

IX.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Sterling stockholder may, but is not required to, appear in person (or telephonically or via Zoom or any other video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person or via video) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time, and platform (in person, via video, or telephonically) before going to the Court, and you may consult the Court’s calendar and/or Sterling’s website at the Investor Relations page at https://investors.sterlingbank.com/ for any change in date or time of, or platform used for, the Settlement Hearing.

Current Sterling stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

X.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Sterling stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. Any Sterling stockholder who held Sterling stock as of January 20, 2022 and continues to hold such shares as of the date of the Settlement Hearing may object in writing, and you may request to be heard at the Settlement Hearing. Any current Sterling stockholder may also appear and object at the Settlement Hearing with or without having submitted a written objection. If you choose to object, then you must follow these procedures.

A.	Detailed Objections in Writing

Any written objections must contain the following information:

1.          Your name, legal address, and telephone number and, if represented by counsel, the name, address, and telephone number of your counsel;

2.          The case name and number (Cahnman v. Allen, et al., Case No.: 2:22-cv-10124);

3.          Proof of being a Sterling stockholder as of the Record Date, January 20, 2022, and that you will continue to hold such shares as of the date of filing the objection and will continue to hold those shares as of the date of the Settlement Hearing;

4.          The date(s) you acquired your Sterling shares;

5.          A statement of each objection being made;

6.          Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear;

7.          Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and

8.          Your signature or, if represented, the signature of your counsel.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk’s Office

Theodore Levin U.S. Courthouse

231 W. Lafayette Blvd., Room 599

Detroit, MI 48226

or, if feasible, by filing them in person at any location of the United States District Court for the Eastern District of Michigan to the extent the Court is open for in-person filings.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT, AND COPIES OF THOSE WRITTEN OBJECTIONS SERVED (BY HAND, FIRST-CLASS MAIL, OR EXPRESS SERVICE) ON PLAINTIFF’S COUNSEL AND REPRESENTATIVE DEFENDANTS’ COUNSEL AT THE ADDRESSES SET FORTH BELOW SUCH THAT THEY ARE RECEIVED, NO LATER THAN SEPTEMBER 15, 2022.

Unless the Court orders otherwise, your written objection will not be considered unless it is timely filed with the Court.

Your written objection must also be mailed to:

Plaintiff’s Counsel:

Eric L. Zagar

KESSLER TOPAZ MELTZER

& CHECK, LLP

280 King of Prussia Road

Radnor, Pennsylvania 19087

(610) 667-7706

ezagar@ktmc.com

Or

Benjamin I. Sachs-Michaels

GLANCY PRONGAY & MURRAY LLP

745 Fifth Avenue, 5th Floor

New York, New York 10151

(212) 935-7400

bsachsmichaels@glancylaw.com

Or

Anthony DeLuca

ANTHONY L. DELUCA, PLC

14950 East Jefferson Avenue, Suite 170

Grosse Pointe Park, Michigan 48230

(313) 821-5905

anthony@aldplc.com

And

Representative Defendants’ Counsel:

Richard F. Hans

John J. Clarke, Jr.

DLA PIPER LLP (US)

1251 Avenue of the Americas

New York, New York 10020

(212) 335-4500

richard.hans@dlapiper.com

Or

Mark J. Zausmer

ZAUSMER, P.C.

32255 Northwestern Highway, Suite 225

Farmington Hills, Michigan 48334

(248) 851-4111

mzausmer@zausmer.com

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

XI.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Settlement contained in the Stipulation.

You may inspect the Stipulation together with the Exhibits annexed thereto and other papers in the Action at the United States District Court Clerk’s office at any time it is open to the general public. The Clerk’s office is located at the United States District Court for the Eastern District of Michigan, Federal Building, 200 East Liberty Street, Ann Arbor, Michigan 48104. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation together with the Exhibits annexed thereto at https://investors.sterlingbank.com/.

If you have any questions about matters in this Notice, you may contact:

Plaintiff’s Counsel:

Eric L. Zagar

KESSLER TOPAZ MELTZER

& CHECK, LLP

280 King of Prussia Road

Radnor, Pennsylvania 19087

(610) 667-7706

ezagar@ktmc.com

Or

Benjamin I. Sachs-Michaels

GLANCY PRONGAY & MURRAY LLP

745 Fifth Avenue, 5th Floor

New York, New York 10151

(212) 935-7400

bsachsmichaels@glancylaw.com

Or

Anthony DeLuca

ANTHONY L. DELUCA, PLC

14950 East Jefferson Avenue, Suite 170

Grosse Pointe Park, Michigan 48230

(313) 821-5905

anthony@aldplc.com

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: April 29, 2022	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT EASTERN DISTRICT OF MICHIGAN